Exhibit 99.2.20

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OMEGA GERAÇÃO S.A.

Publicly-Held Company

CNPJ No. 09.149.503/0001-06

NIRE 31.300.093.107 | CVM Code 02342-6

MINUTES OF THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING

HELD ON OCTOBER 28, 2021

1.                  DATE, TIME, AND PLACE. Held at 1 p.m., on October 28, 2021, at the head office of the Company, located in the City of Belo Horizonte, State of Minas Gerais, at Avenida Barbacena, nº 472, 4th floor, room nº 401, Barro Preto, CEP 30190-130.

2.                  CALL NOTICE. The call notice was published (i) in the Belo Horizonte State Government Official Gazette, published in the editions of September 28, 29 and 30, 2021 pages 02, 05 and 0,2 respectively, and (ii) in the Commercial Diary, on September 28, 29 and 30, 2021, on pages 06, 06 and 06 respectively.

3.                  ATTENDANCE. Were present the shareholders holding 160,992,062 common, registered book-entry shares with no par value of the Company, representing 81.85% of the Company’s total and voting capital, disregarding treasury shares, as verified in the remote voting forms presented and of the signatures in the “Shareholders’ Attendance Book”. Also present (i) Ms. Andrea Sztajn, representative of the Company’s management in the position of chief financial and investor relations; (ii) Mr. Bruno Meirelles Salotti, chairman of the Company’s Fiscal Council; (iii) Mr. Bruno Baratta, representative of Lazard Assessoria Financeira Ltda., the Company’s financial advisor; (iv) Mr. Caio Favero, representative of Apsis Consultoria e Avaliações Ltda.; (v) Ms. Tatiane Schmitz, representative of Berkan Consultoria Empresarial Ltda.; e (vi) Ms. Alessandra Aur Raso, representative of Ernst & Young Auditores Independentes S.S

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4.                  CHAIR. The meeting was chaired by Mr. Luiz Antonio de Sampaio Campos, pursuant to Article 18 of the Company’s articles of incorporation and secretariat by Mr. Rafael Padilha Calábria.

5.                  PUBLICITY AND BROADCASTING. All documents pertinent to the agenda, including the management proposal, as amended, were made available to the shareholders at the Company’s head office and disclosed on the website of the Brazilian Securities Commission (“CVM”), of B3 S.A. (“B3”) and the Company, pursuant to Law nº 6,404, of December 15, 1976, as amended (“Brazilian Corporate Law”) and applicable CVM regulation.

6.                  AGENDA. The Company’s shareholders gathered to analyze, discuss and vote on the following agenda: (i) execution of the “Private Instrument of the Protocol, and Justification of the Merger of Shares of Omega Geração S.A. by Omega Energia S.A. (“Omega Energia” and “Protocol and Justification”); (ii) merger of the totality of shares issued by Omega Geração into Omega Energia (“Merger of Shares”), which effectiveness will be subject to the implementation of certain conditions precedent provided in the Protocol and Justification (“Conditions Precedent for the Merger of Shares”); (iii) assumption by Omega Energia, of the obligations arising from the Company’s Third Stock Option Plan (“Third Plan”) and the Company’s Second Stock Option Program (“2nd Program”), under term and conditions substantially similar to the current conditions granted to the beneficiaries, with the consequent extinction of the Third Plan within the scope of the Company, whose effectiveness will be subject to the implementation of the Conditions Precedent for the Merger of Shares; and (iv) authorization for the administrators, once verified the implementation of the Conditions Precedent for the Merger of Shares, to perform all necessary acts to carry out the above resolutions, including, without limitation, the subscription of the capital increase of Omega Energia, to be paid in with the merger of the totality of shares issued by Omega Geração, on behalf of the shareholders of Omega Geração.

7.                  CLARIFICATIONS. The following clarifications were provided by the board to the general meeting, upon beginning of the works:

7.1.            Pursuant to Clause 17 of the Protocol and Justification, pursuant to CVM Guidance Opinion, nº.35 (“Clearance 35”), the investment of funds managed by TARPON GESTORA DE RECURSOS LTDA., a limited-liability company, with its head office

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located in the City of São Paulo, State of São Paulo, at Avenida Magalhaes de Castro, nº 4800, compound 121, 122, 123, and 124, 12th floor, Tower I, CEP 05676-120, with its articles of incorporation filed with the Commercial Registry of the State of São Paulo under the NIRE 35.232.576.431, registered with the CNPJ under nº 14.841.301/0001-52 (“Tarpon”), and LAMBDA 3 FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES MULTIESTRATÉGIA, an equity investment fund incorporated as a closed condominium, registered with the CNPJ nº 16.728.464/0001-59 (“FIP Lambda” and, together with Tarpon, the “Controlling Shareholders”), will only exercise their voting rights in matters included in the agenda if are approved by the majority of the non-controlling shareholders present, and if necessary to complete the deliberative majority legally established (art. 252, § 2 of the Brazilian Corporate Law), so that the decision to carry out the Merger of Shares will be exclusive responsibility of the Company’s non-controlling shareholders.

7.2.            On October 7, 2021, the Company and Omega Energia entered into the “First Amendment to the Private Instrument of Protocol and Justification for the Merger of Shares of Omega Geração S.A. by Omega Energia S.A.” (“1st Amendment to the Protocol and Justification”), in order to change, in a more beneficial way, with the Company, the replacement ratio of the Company’s shares for Omega Energia ‘s shares (“Adjustment in the Replacement Ratio”).

7.3.            According to the notice to shareholders issued by the Company on October 7, 2021, despite the Adjustment in the Replacement Ratio, the voting instructions sent by the Company's shareholders until that day would be considered valid for the purposes of counting votes.

7.4.            During the general shareholders’ meeting, the board was informed by the Company’s managers that, on this date, a new amendment to the Protocol and Justification was executed (“2nd Amendment to the Protocol and Justification”), reflecting a new proposal to adjust the replacement ratio of the Company's shares to be incorporated by Omega Energia, making it even more beneficial to the Company's shareholders. According to the proposal presented, 2.263126202252 new common, registered book-entry shares with no par value of Omega Energia would be issued for each 1 (one) share of the merged Company (“Second Adjustment in the Replacement Ratio”).

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8.                 RESOLUTIONS. Once the general meeting was installed and the reading of the documents and proposals included in the agenda was dismissed, after the examination and discussion of the agenda, the representative of the shareholders Izaura Maria Mattos da Silva Reis Muller, José Maria Ribas Muller, João Achilles Grenier Gluck, Carlos Roberto Nunes Lobato, Paulo Fernando Billes Goetze and GS Participações Ltda. requested, pursuant to the statement attached to the minutes to which this meeting refers, the suspension and continue the work on another date for a better analysis of the proposals. Given that the documents relating to the Agenda's proposals were made available in sufficient advance, the attending shareholders resolved, by majority vote, to continue the work, with the following resolutions being taken by the attending shareholders:

8.1.           Approve, according to the voting map of Exhibit I, the Protocol and Justification, as amended, which contains the terms, clauses and conditions of the Merger of Shares, and which consolidated private instrument will be filed at the Company's head office.

8.1.1       To note that, pursuant to Clearance 35, the Company's controlling shareholders exercised their right to vote on this item of the agenda after it was approved by the majority of non-controlling shareholders present, exclusively to complete the deliberative majority legally established, so that approval relied exclusively upon the Company's non-controlling shareholders.

8.2             Approve, according to the voting map of Exhibit I, the incorporation of the totality of shares issued by Omega Geração by Omega Energia, in accordance with the terms and conditions of the 2nd Amendment to the Protocol and Justification, and whose effectiveness will be subject to the implementation of the Conditions Precedent for the Merger of Shares.

8.2.1       To note that, pursuant to Clearance 35, the Company's controlling shareholders exercised their right to vote on this item of the agenda after it was approved by the majority of non-controlling shareholders present, exclusively to complete the deliberative majority legally established, so that approval relied exclusively upon the Company's non-controlling shareholders.

8.2.2       To note that pursuant to the terms provided in the Protocol and Justification, as amended, after verifying the Conditions Precedent for the Merger of Shares, the Board of Directors of Omega Energia shall establish the date on which the Merger of Shares

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will produce all effects, fully and automatically, without any additional formalities ("Closing Date").

8.2.3       To state that, on the Closing Date, the Company's shareholders will receive 2.263126202252 new common, registered book-entry shares with no par value of Omega Energia for each common, registered book-entry and without par value share of the Company held by them.

8.2.4       To note that the Company's shareholders who do not approve the Merger of Shares, whether by dissent, abstention or non-attendance, will be assured the right to withdraw from the Company, pursuant to article 252, paragraph 1 of the Brazilian Corporate Law and the Protocol and Justification, as amended.

8.2.4.1      The shareholders may exercise the right of withdrawal in relation to the Company's shares, which they were proven to hold, without interruption, between the date of the Material Fact disclosed on September 24, 2021 ("Material Fact 24.09.2021"), respecting the negotiations carried out on that day, and on Closing Date as well, pursuant to article 137, § 1, of the Brazilian Corporate Law.

8.2.4.2      Pursuant to the provisions of article 230 and article 137, IV, paragraph 1 and paragraph 4 of the Brazilian Corporation Law, the Company's shareholders shall, under penalty of decadence, exercise their right of withdrawal within 30 days, counted from the publication of the minutes of this meeting.

8.2.5       To note that, on the Closing Date, once the Merger of Shares has been carried out, pursuant to the Protocol and Justification, as amended, the Company will become a wholly owned subsidiary of Omega Energia, and, consequently, all shares issued by it will be owned by Omega Energia, except for the treasury shares.

8.3             Approve, according to the voting map of Exhibit I, the assumption, by Omega Energia, of the obligations arising from the Third Plan and 2nd Program, under terms and conditions substantially similar to the current conditions granted to the beneficiaries, with the consequent extinction of the Third Plan within the scope of the Company, which effectiveness will be subject to the implementation of the Conditions Precedent for the

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Merger of Shares.

8.3.1       To note that, due to the Second Adjustment in the Replacement Ratio, with an increase in the number of shares issued by Omega Energia, current and future beneficiaries of this program will be entitled to receive up to 9,103,930 Omega Energia common shares, with a price of exercise of R$ 21.73, keeping the dilution rate of 1.6400099895%.

8.4             To approve, according to the voting map of Exhibit I, the managers to take all the necessary acts to carry out the above resolutions, including, without limitation, subscribing to the capital increase of Omega Energia, on behalf of the Company's shareholders, to be paid in upon the incorporation of shares issued by the Company.

9.                 DOCUMENTS. The documents and proposals submitted to the General Shareholders’ Meeting, as well as the representations and expressions of vote, protest or dissent submitted in writing by the shareholders were numbered below, authenticated by the presiding board and by the shareholders who requested and are filed at the Company's head office.

10.             CLOSING. With nothing further to discuss, the chairman declared the meeting closed and suspended the meeting for the drawing up of the minutes, in the form of a summary of the facts that occurred and authorized their publication with omission of the shareholders' signatures, pursuant to art. 20, §1, of the Company's articles, and art. 130 of the Brazilian Corporate Law, which, after being read and approved, was executed by the members of the chair and by the attending shareholders who were willing to do so, observing, when applicable, the minimum necessary for approval of the agenda.

Belo Horizonte, October 28, 2021.

Luiz Antonio de Sampaio Campos	Rafael Padilha Calábria
Chairman	Secretary

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Present shareholders:

Alan Teixeira de Carvalho; Andrea Sztajn (shareholders attorney-in-fact of RPS TOTAL RETURN MASTER FIM; RPS EQUITY HEDGE MASTER FIM; RPS PREV ABSOLUTO FI PREVIDENCIA MULTIMERCADO MASTER; RPS LONG BIAS SELECTION FIA; MONEDA LUXEMBOURG SICAV - LATIN AMERICA SMALL CAP FUND; Cayuga Park LLC; XP LONG TERM EQUITY INSTITUCIONAL MASTER FUNDO DE INVESTIMEN; XP LONG TERM EQUITY MASTER FUNDO DE INVESTIMENTO EM ACOES; XP LONG TERM EQUITY SEGUROS MASTER FIFE FUNDO DE INVESTIMENT; Dahlia Total Return Master FIM; Dahlia 70 Advisory XP Seguros Previdencia FIM; Dahlia Ações Master FIA; Dahlia 100 FIFE Previdencia FIM; Dahlia Master Ações Previdenciário FI; Dahlia Global Allocation Master FIM; Dahlia Global 50 FIFE Previdencia FIM); Caio Machado Filho (shareholders attorney-in-fact of Squadra Master Long-Biased FIA; Squadra Master Long-Only FIA; Squadra Horizonte FIA; SQUADRA MASTER IVP FUNDO DE INVESTIMENTO EM ACOES; LELAND STANFORD JUNIOR UNIVERSITY; VKF INVESTMENTS LTD; SQUADRA TEXAS LLC; PINEHURST PARTNERS, L.P.); Felipe Dutra Cançado (shareholders attorney-in-fact of FPRV SQA Sanhaço FIA Previdenciário; FIA RVA EMB IV; Grouper Equity LLC; Snapper Equity LLC; SV2 Equity LLC; SV3 Equity LLC; TRUXT INVESTMENTS EQUITY LONG SHORT MASTER FUND LLC; TRUXT MULTIMANAGER BBDC FUNDO DE INVESTIMENTO MULTIMERCADO; TRUXT LONG SHORT MASTER FIM; TRUXT LONG BIAS MASTER FIM; TRUXT MACRO MASTER FIM; TRUXT LONG BIAS MASTER FIA; ICATU SEG FIFE FIA PREVIDENCIÁRIO; ICATU SEG INCOME FIA PREVIDENCIÁRIO; ICATU VANGUARDA DIVIDENDOS FIA; ICATU VANGUARDA IBX FIA; ICATU VANGUARDA IBX FIFE FIA PREVIDENCIÁRIO; ICATU VANGUARDA LONG BIASED FIM; IGUAÇU FIA; IPANEMA FIA; VERDE MASTER FI MULT; VERDE AM SCENA ADVISORY XP SEGUROS PREV MASTER FIM; VERDE AM LONG BIAS 70 ADVISORY XP SEGUROS PREV MASTER FIM; VERDE AM B PREVIDÊNCIA FIFE MASTER FIM; VERDE AM LONG BIAS ICATU PREV FIFE FIM; VERDE EQUITY MASTER FIM; VERDE AM STRATEGY II MASTER FIA; VERDE AM VALOR DIVIDENDOS FIA; VERDE AM AÇÕES MASTER FIA; VERDE AM PERFORMANCE FIA; VERDE AM LONG BIAS MASTER FI AÇÕES; VERDE AM ICATU PREVIDENCIA MASTER FIM PREV; VERDE AM ICATU DISCERE PREV FIFE FI MULTIMERCADO; VERDE AM B LONG BIAS PREVIDENCIÁRIO FIFE FIA; ITAÚ PREV; MASTER VERDE AM FIM; VERDE AM LONG BIAS 70 ITAU PREV MASTER FIM; VERDE AM LONG BIAS 70 BB PREV MASTER FIM; VERDE AM BRASILPREV QUALIFICADO FIFE FIM; FUNDO DE INVESTIMENTO EM ACOES IP SELECAO; IP PARTICIPACOES MASTER FIA BDR NIVEL I; IP VALUE HEDGE MASTER FIA BDR NIVEL I; OCEANA LONG BIASED_MASTER FIA; OCEANA 03 MASTER FIM; OCEANA VALOR MASTER

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FIA; OCEANA LONG BIASED MASTER FIM; OCEANA SELECTION MASTER FUNDO DE INVESTIMENTO DE ACOES; OCEANA QP8 FUNDO DE INVESTIMENTO EM ACOES; IP PARTICIPACOES IPG MASTER FIA BDR NIVEL I; OCEANA LITORAL FUNDO DE INVESTIMENTO EM ACOES; OCEANA LONG BIASED PREV FUNDO DE INVESTIMENTO MULTIMERCADO; OCEANA VALOR II MASTER FUNDO DE INVESTIMENTO EM ACOES; IP PARTICIPACOES 40 FIM; OCEANA B PREVIDENCIA FUNDO DE INVESTIMENTO EM ACOES MASTER; IP PREV MASTER FIM; OCEANA LONG BIASED B PREVIDENCIA FIFE FIM; OCEANA INDIAN FIA; OCEANA LONG BIASED ADVISORY PREV MASTER FUNDO DE INVESTIMENT; FUNDO DE INVESTIMENTO EM ACOES RVA EMB III; OCEANA LONG BIASED PREV II FUNDO DE INVESTIMENTO MULTIMERCAD; IP VH BRAM PREVIDENCIARIO FIFE FUNDO DE INVESTIMENTO MULTIME; OCEANA SERRA DA CAPIVARA FIA; OCEANA STR MASTER FIM; OCEANA PREV MASTER FIFE FUNDO DE INVESTIMENTO MULT; AZ QUEST SMALL MID CAPS MASTER FUNDO DE INVESTIMENTO DE AÇÕES; AZ QUEST TOP MASTER FUNDO DE INVESTIMENTO DE AÇÕES; AZ QUEST TOP LONG BIASED PREV MASTER FIFE FUNDO DE INVESTIMENTO MULTIMERCADO; GRUMARI FUNDO DE INVESTIMENTO EM AÇÕES; Gustavo Santos Franco (shareholders attorney-in-fact of COMPASS LONG BIASED FUNDO DE INVESTIMENTO MULTIMERCADO; EM BRAZIL TRADING 2 LLC; FCR - COMPASS GROUP IM; INVESTEC GLOBAL STRATEGY FUND; KUWAIT INVESTMENT AUTHORITY); Henrique Stamberg Hauser (shareholders attorney-in-fact of MILES ACER LONG BIAS MASTER FDO DE INVESTIMENTO MULTIMERCADO; MILES VIRTUS MASTER FIA; MILES VIRTUS PREVIDENCIARIO MASTER FIA; MILES VIRTUS ADVISORY XP SEGUROS PREV MASTER FUNDO DE INVEST); Jarbas Horta Veloso (shareholders attorney-in-fact of Wilson Ferro de Lara; Carlos Fernando Vieira Gamboa); Lucas Araripe Leite Lobo (shareholders attorney-in-fact of ATAULFO LLC; LEBLON AÇÕES I MASTER FUNDO DE INVESTIMENTO DE AÇÕES; LEBLON AÇÕES II MASTER FUNDO DE INVESTIMENTO DE AÇÕES; LEBLON EQUITIES INSTITUCIONAL I FUNDO DE INVESTIMENTO EM AÇÕES; LEBLON ICATU PREVIDÊNCIA FUNDO DE INVESTIMENTO MULTIMERCADO; LEBLON PREV FUNDO DE INVESTIMENTO MULTIMERCADO FIFE; BARRA FUNDO DE INVESTIMENTO EM AÇÕES; LEBLON 70 BRASILPREV FUNDO DE INVESTIMENTO MULTIMERCADO FIFE); Rafael Santiago Salles (shareholders attorney-in-fact of DUO SHARP FIA; FUNDO DE INVESTIMENTO EM ACOES GAP VALOR PERNAMBUCO; SHARP MULTIMANAGER BBDC FIM; SHARP ARPOADOR IBRX ATIVO FUNDO DE INVESTIMENTO EM ACOES; SERPROS FUNDO DE INVESTIMENTO EM ACOES KENOBI; FRG FIA SHARP; SHARP CONTINENTE FIA; SHARP EQUITY VALUE MASTER FIA; SHARP LONG SHORT 2X MASTER FUNDO DE INVESTIMENTO MULTIMERCAD; LASCC FIM CP IE; SCC FUNDO DE INVESTIMENTO MULTIMERCADO; SHARP ALISIOS FIA; SHARP EQUITY VALUE INSTITUCIONAL FIA; SHARP EQUITY VALUE PREVIDENCIA MASTER FIM; SHARP EQUITY VALUE PREVIDENCIA MASTER II FIM; SHARP ESTRATEGIA STB FIM; SHARP IBOVESPA ATIVO A MASTER FIA; SHARP

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IBOVESPA ATIVO MASTER FUNDO DE INVESTIMENTO DE ACOES; SHARP LONG BIASED MASTER FI DE ACOES; SHARP LONG SHORT FIM); Renata Di Lascio Fernandes e Thiago Ecker (shareholders attorney-in-fact of Carlos Roberto Nunes Lobato; Paulo Fernando Billes Goetze; GS PARTICIPAÇÕES LTDA.; Izaura Maria Mattos da Silva Reis Muller; José Maria Ribas Muller; João Achilles Grenier Cluck); Ricardo da Silva Azevedo (shareholders attorney-in-fact of PORTO SEGURO PREVIDÊNCIA PRIVDA MASTER FUNDO DE INVESTIMENTO EM AÇÕES; PORTO SEGURO MASTER FUNDO DE INVESTIMENTO EM AÇÕES; PORTO SEGURO CARAVELAS FUNDO DE INVESTIMENTO MULTIMERCADO; PORTO SEGURO AÇÕES MASTER FUNDO DE INVESTIMENTO PREVIDENCIÁRIO); Ricardo Jose Martins Gimenez (shareholders attorney-in-fact of ABERDEEN STANDARD SICAV I - EMERGING MARKETS INFRASTRUCTURE EQUITY FUND; ABERDEEN STANDARD SICAV I - EMERGING MARKETS SUSTAINABLE DEVELOPMENT EQUITY FUND; ABERDEEN STANDARD SICAV I - LATIN AMERICAN EQUITY FUND; IT NOW IGCT FUNDO DE INDICE; IT NOW SMALL CAPS FUNDO DE INDICE; ITAU GOVERNANCA CORPORATIVA ACOES FI; ITAU SMALL CAP MASTER FUNDO DE INVESTIMENTO EM ACOES; ITAÚ HUNTER TOTAL RETURN MULTIMERCADO FI; ITAÚ OPTIMUS EXTREME MULTIMERCADO FUNDO DE INVESTIMENTO; ITAÚ OPTIMUS LONG BIAS MULTIMERCADO FUNDO DE INVESTIMENTO; ITAÚ OPTIMUS TITAN MULTIMERCADO FUNDO DE INVESTIMENTO; ITAÚ S&P B3 LOW VOLATILITY FUNDO DE INVESTIMENTO EM AÇÕES; WM SMALL CAP FUNDO DE INVESTIMENTO EM AÇÕES;) Thiago Fiuza Camargos Guelber de Barros Vieira (shareholders attorney-in-fact of Lambda 3 Fundo de Investimento em Participações Multiestratégia; Lambda II Energia S.A.; Lambda III Energia S.A.; Lambda Energia S.A.; Bolt II Fundo de Investimento em Participações Multiestratégia; Bolt III Fundo de Investimento dm Participações Multiestratégia; Poraque Fundo de Investimento em Cotas de Fundos de Investimento em Participações; BLUEFIN FUNDO DE INVESTIMENTO DE AÇÕES INVESTIMENTO NO EXTERIOR; Omega Desenvolvimento Maranhão Fundo de Investimento em Participações Multiestratégia; Omega Desenvolvimento IV Fundo de Investimento em Participações Multiestratégia;); Shareholders that sent the remote vote form: Larus Brazil Fund LLC; Larus Master FIA; IBIUNA PREVIDENCIA IT FUNDO DE INVESTIMENTO MULTIMERCADO; APEX EQUITY HEDGE STR FUNDO DE INVESTIMENTO MULTIMERCADO; APEX EQUITY HEDGE FUNDO DE INVESTIMENTO MULTIMERCADO; APEX INFINITY MASTER LONG BIASED FUNDO DE INVESTIMENTO EM AÇÕES; APEX MASTER LONG BIASED FUNDO DE INVESTIMENTO MULTIMERCADO; APEX EQUITY HEDGE MASTER II FUNDO DE INVESTIMENTO MULTIMERCADO; APEX LONG BIASED II ICATU FUNDO DE INVESTIMENTO EM AÇÕES PREVIDENCIÁRIO FIFE; APEX LONG BIASED III FUNDO DE INVESTIMENTO MULTIMERCADO PREV FIFE; APEX LONG BIASED IV FUNDO DE INVESTIMENTO MULTIMERCADO PREV; APEX LONG BIASED ICATU FUNDO DE INVESTIMENTO EM AÇÕES PREVIDENCIÁRIO FIFE; APEX MASTER FUNDO DE INVESTIMENTO EM AÇÕES; APEX AÇÕES PLUS MASTER FUNDO DE INVESTIMENTO EM

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AÇÕES; APEX PREVIDENCIARIO MASTER FUNDO DE INVESTIMENTO EM AÇÕES; APEX LONG BIASED ADVISORY XP SEGUROS PREV FUNDO DE INVESTIMENTO MULTIMERCADO; IBIUNA HEDGE FUNDO DE INVESTIMENTO MULTIMERCADO; IBIUNA EQUITIES MASTER FIA; IBIUNA LONG SHORT ST MASTER FIM; IBIUNA HEDGE ST MASTER FIM; IBIUNA LONG BIASED MASTER FIM; IBIUNA PREVIDENCIA MASTER FUND DE INVEST MUL; IBIUNA PREVIDENCIA FIFE FIM; SULAMERICA IBIUNA LONG BIASED PREV FIM; KINEA PREV ACOES FUNDO DE INVESTIMENTO; KINEA GAMA FUNDO DE INVESTIMENTO EM ACOES; KINEA ACOES FUNDO DE INVESTIMENTO EM ACOES; ALEXANDRE ALVARENGA FREITAS; BERNARDO VIEIRA BEZERRA; ANA CAROLINA RENNO GUIMARAES; DANIEL PELLIS DE BIAGGIO; FABIANA PASQOUT POLIDO; GERALDO ALEXANDRE MARTINS NEY; JOAO PAULO BARBOSA DA SILVA; KAREN CHRISTINA GODINHO CARDOSO; MANUELLA CARVALHO CAMPOS DE OLIVEIRA; MARCELO MULLER PERPETUO; MARCO AURELIO RAPHUL AZEVEDO GARCIA; PEDRO BERNARDO FREIRE RIBEIRO FERMAN; RAFAEL COSTA ARAUJO; VICTOR FONSECA SOARES; VITOR SILVA MACHADO; USAA EMERGING MARKETS FUND; CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEM; LEGAL AND GENERAL ASSURANCE PENSIONS MNG LTD; CITY OF LOS ANGELES FIRE AND POLICE PENSION PLAN; IBM 401 (K) PLUS PLAN; NORGES BANK; STATE ST GL ADV TRUST COMPANY INV FF TAX EX RET PLANS; THE BARINGS E. M. U. FUND, SUB-FUND, THE BARINGS L. A. FUND; THE DFA INV T CO ON BEH ITS S THE EM SLL CAPS; CAISSE DE DEPOT ET PLACEMENT DU QUEBEC; BLACKROCK LATIN AMERICA FUND INC; LOS ANGELES COUNTY EMPLOYEES RET ASSOCIATION; PREMIER MITON GLOBAL RENEWABLES TRUST PLC; INTERNATIONAL MONETARY FUND; THE REGENTS OF THE UNIVERSITY OF CALIFORNIA; EMER MKTS CORE EQ PORT DFA INVEST DIMENS GROU; ALASKA PERMANENT FUND; ISHARES PUBLIC LIMITED COMPANY; POLO FUNDO DE INVESTIMENTO EM ACOES; ALLIANCEBERNSTEIN COLLECTIVE INVESTMENT TRUST SERIES; PG AND E CORPORATION RETIREMENT MASTER TRUST; SUNSUPER SUPERANNUATION FUND; JOHN HANCOCK FUNDS II EMERGING MARKETS FUND; CALVERT IMPACT FUND, INC.-CALVERT G. ENERGY SOLUTIONS FUND; NUVEEN GLOBAL INFRASTRUCTURE FUND; ISHARES MSCI EMERGING MARKETS SMALL CAP ETF; COLLEGE RETIREMENT EQUITIES FUND; SPDR SP EMERGING MARKETS SMALL CAP ETF; SSGATC I. F. F. T. E. R. P. S. S. M. E. M. S. C. I. S. L.F.; VANGUARD TOTAL WORLD STOCK INDEX FUND, A SERIES OF; ISHARES III PUBLIC LIMITED COMPANY; NTGI-QM COMMON DAC WORLD EX-US INVESTABLE MIF – LENDING; ST ST MSCI EMERGING MKT SMALL CI NON LENDING COMMON TRT FUND; ABERDEEN GLOBAL INFRASTRUCTURE FUND; KAISER PERMANENTE GROUP TRUST; POLO MACRO FUNDO DE INVESTIMENTO MULTIMERCADO; UPS GROUP TRUST; AB BOND FUND, INC. - AB ALL MARKET REAL RETURN PORTFOLIO; ISHARES MSCI BRAZIL SMALL CAP ETF; NUVEEN/SEI TRUST COMPANY INVESTMENT TRUST; ABERDEEN LATIN AMERICAN EQUITY FUND; SSGA SPDR ETFS EUROPE I PLC; ADVANCED SERIES TR - AST BLACKROCK GL STRATEGIES PORTFOLIO;

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NUVEEN GL INVESTORS FD, PLC - NUVEEN GL INFRASTRUCTURE FUND; MERCER QIF FUND PLC; SPDR PORTFOLIO MSCI GLOBAL STOCK MARKET ETF; FLEXSHARES MORNINGSTAR EMERGING MARKETS FACTOR TILT INDEX F; ISHARES CORE MSCI EMERGING MARKETS ETF; POLO NORTE MASTER FIM; NORTHERN TRUST COLLECTIVE EAFE SMALL CAP INDEX FUND-NON LEND; ST STR MSCI ACWI EX USA IMI SCREENED NON-LENDING COMM TR FD; STATE STREET GLOBAL ALL CAP EQUITY EX-US INDEX PORTFOLIO; INVESCO CLEANTECH ETF; SPP EMERGING MARKETS PLUS; FIDELITY SALEM STREET T: FIDELITY TOTAL INTE INDEX FUND; MACKENZIE MAXIMUM DIVERSIFICATION EMERGING MARKETS INDEX ETF; ISHARES IV PUBLIC LIMITED COMPANY; VANGUARD INV FUNDS ICVC-VANGUARD FTSE GLOBAL ALL CAP INDEX F; BROOKFIELD REAL ASSETS INCOME FUND INC.; EMERGING MARKETS SMALL CAPITALIZATION EQUITY INDEX FUND; EMERGING MARKETS SMALL CAPIT EQUITY INDEX NON-LENDABLE FUND; EMERGING MARKETS SMALL CAPITALIZATION EQUITY INDEX FUND B; GLOBAL EX-US ALPHA TILTS FUND; GLOBAL EX-US ALPHA TILTS FUND B; VANGUARD EMERGING MARKETS STOCK INDEX FUND; MSCI ACWI EX-U.S. IMI INDEX FUND B2; LAERERNES PENSION FORSIKRINGSAKTIESELSKAB; VANGUARD ESG INTERNATIONAL; VANGUARD FIDUCIARY TRT COMPANY INSTIT T INTL STK MKT INDEX T; POLO LONG BIAS MASTER FUNDO DE INVESTIMENTO MULTIMERCADO; BROOKFIELD GLOBAL RENEWABLES SUSTAINABLE INFRAST; AMERICAN CENTURY ETF TRUST - AVANTIS EMERGING MARK; AMERICAN CENTURY ETF TRUST - AVANTIS EMERGING MARK; VANGUARD F. T. C. INST. TOTAL INTL STOCK M. INDEX TRUST II; TT ENVIRONMENTAL SOLUTIONS FUND, A SUB FUND OF TT; VANGUARD INVESTMENT SERIES PLC / VANGUARD ESG EMER; BROOKFIELD INVESTMENT FUNDS (UCITS) PLC - BROOKFIE; ABERDEEN STANDARD GLOBAL INFRASTRUCTURE INCOME FUN; VANGUARD FUNDS PLC / VANGUARD ESG GLOBAL ALL CAP U; ISHARES EMERGING MARKETS IMI EQUITY INDEX FUND; STICHTING DEPOSITARY APG EMERGING MARKETS EQUITY POOL; THE BOEING COMPANY EMPLOYEE RETIREMENT PLANS MASTER TRUST; VANGUARD TOTAL INTERNATIONAL STOCK INDEX FD, A SE VAN S F;

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OMEGA GERAÇÃO S.A.

Publicly-Held Company

CNPJ No. 09.149.503/0001-06

NIRE 31.300.093.107 | CVM Code 02342-6

MINUTES OF THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING

HELD ON OCTOBER 28, 2021

EXHIBIT I

FINAL VOTING MAP

Item	Subject	Number of votes
		Approval	Rejection	Abstention	Total
1	Resolve upon the execution of the “Private Instrument of the Protocol, and Justification of the Merger of Shares of Omega Geração S.A. by Omega Energia S.A. (“Omega Energia” and “Protocol and Justification”).	123.284.758	46.543.286	2.110.390	171.938.434

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2	Resolve upon the merger of the totality of shares issued by Omega Geração into Omega Energia (“Merger of Shares”), which effectiveness will be subject to the implementation of certain conditions precedent provided in the Protocol and Justification (“Conditions Precedent for the Merger of Shares”).	123.284.758	46.543.286	2.110.390	171.938.434
3	Resolve upon the undertaking by Omega Energia, of the obligations arising from the Company’s Third Stock Option Plan (“Third Plan”) and the Company’s Second Stock Option Program (“2nd Program”), under term and conditions substantially similar to the current conditions granted to the beneficiaries, with the consequent extinction of the Third Plan within the scope of the Company, whose effectiveness will be subject to the implementation of the Conditions Precedent for the Merger of Shares.	123.284.758	46.543.286	2.110.390	171.938.434

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4	Resolve upon the authorization for the managers, once verified the implementation of the Conditions Precedent for the Merger of Shares, to perform all necessary acts to carry out the above resolutions, including, without limitation, the subscription of the capital increase of Omega Energia, to be paid in with the merger of the totality of shares issued by Omega Geração, on behalf of the shareholders of Omega Geração.	123.713.470	46.114.574	2.110.390	171.938.434

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